Exhibit 10.1
SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of March 3, 2011, (this “Agreement”), by and between Premier Alliance Group, Inc., a Nevada corporation, having its principal place of business located at 4521 Sharon Rd., Suite 300, Charlotte, North Carolina 28211  (the “Company”), and Miriam Blech, an individual resident of the State of New York (“Blech”), and River Charitable Remainder Unitrust f/b/o Isaac Blech (each, a “Purchaser” and the “Purchasers”).

W I T N E S S E T H

WHEREAS, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, upon the terms and subject to the conditions set forth herein, an aggregate of (i) 2,380,952 shares of the 7% $2.10 Series C Preferred Stock, $.001 par value (“Series C Preferred Stock”); and (ii) 7,142,856 warrants to purchase the Company’s common stock, $.001 par value (“Common Stock”) exercisable during the five-year period commencing on the date of issuance at $0.77 per share (the “Warrants”).  The aggregate purchase price for the Series C Preferred Stock and Warrants is $5,000,000 (the “Purchase Price”).

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Purchase and Sale; Mutual Deliveries.

(a) Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the number of shares of Series C Preferred Stock and Warrants as listed on Schedule 1 attached hereto.  The shares of Series C Preferred Stock and the Warrants being sold hereunder (the “Purchased Securities”) shall be issued to the Purchasers upon receipt of the Purchase Price on the date hereof (the “Closing Date”).  The shares of Series C Preferred Stock constituting the Purchased Securities shall be evidenced by a certificate issued in the name of each the Purchasers, bearing substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER SAID ACT AND LAWS OR AN EXEMPTION THEREFROM.

(b) The following provisions shall apply to the payment of the Purchase Price and the delivery of the Certificates and the Warrants.

(i) The Purchasers shall pay the Purchase Price by delivering immediately available funds in United States Dollars to Maxim Group LLC by wire transfer to an account to be specified in writing by the Company.

(ii) On the Closing Date, the Company shall deliver certificates representing the Series C Preferred Stock and the Warrants to the Purchasers, each duly executed on behalf of the Company and issued in the names of each Purchaser.

(c) As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(i) “Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which Controls or is Controlled by or is under common Control with such specified Person.

(ii) “Certificates” means the certificates representing the shares of Series C Preferred Stock constituting Purchased Securities, duly executed by the Company and issued on the Closing Date in the names of each Purchaser.

(iii) “Certificate of Designation” means the certificate of designation for the Series C Preferred Stock in the form attached hereto as Exhibit A.

(iv) “Closing Date” means the date of the closing of the purchase and sale of the Purchased Shares, as provided herein.

(v) “Control” (including the terms “Controlling,” “Controlled by” or “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(vi) “Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

(vii) “Registration Rights Agreement” means the Registration Rights Agreement between the Company and the Purchasers being executed simultaneously herewith.

(viii) “Transaction Agreements” means this Agreement and the Registration Rights Agreement, and includes all ancillary documents referred to in those agreements.

2.	Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that:

(a) The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements and to perform its obligations hereunder and thereunder.  The execution and delivery by the Company of this Agreement and the other Transaction Agreements and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement and the other Transaction Agreements have been duly executed and delivered by the Company and, assuming the authorization, execution and delivery of this Agreement and the other Transaction Agreements by each party hereto and thereto (other than the Company), constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability affecting creditors’ rights generally and to general equitable principles.

(b) The authorized capital stock of the Company consists of (i) 45,000,000 shares of Common Stock, of which _7,967,992______ shares are outstanding on the date hereof, and (ii) 5,000,000 shares of preferred stock, $.001 par value per share (“Preferred Stock”), of which 2,000,000 shares have been designated as 7% Series B Convertible Preferred Stock (“Series B Preferred Stock”).  On the date hereof, _1,200,000____ shares of Series B Preferred Stock are outstanding.  No other shares of Preferred Stock are outstanding.  All issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and were issued in compliance with any applicable preemptive rights.  The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the shares of Common Stock upon conversion or exercise of the Purchased Securities.  The shares of Common Stock underlying the Purchased Securities have been duly authorized and, when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

(c) There are no preemptive rights of any shareholder of the Company or any other Person to acquire the Purchased Securities. No party has a currently exercisable right of first refusal that would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

(d) There is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation (collectively, “Actions”) that (i) might affect the validity or enforceability of this Agreement or (ii) except as set forth in the SEC Documents, involves the Company.  None of the Actions set forth in the SEC Documents, if adversely determined, could reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole.  The Company is not party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

(e) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Agreement or any of the other Transaction Agreements or the taking of any action contemplated hereunder or thereunder, other than (i) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state and federal securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act, and (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Nevada.

(f) The Company has been duly organized and validly exists as a corporation in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as described in the SEC Documents and to own its properties.  Each of the Company’s subsidiaries has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as described in the SEC Documents and to own its properties.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except where the failure to so qualify, individually or in the aggregate, would not have a material adverse effect on the business, operations, financial condition or results of the operations of the Company and its subsidiaries taken as a whole.  Each of the Company’s subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except where the failure to so qualify, individually or in the aggregate, would not have a material adverse effect on the business, operations, financial condition or results of the operations of the Company and its subsidiaries taken as a whole.

(g) The execution, delivery and performance of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Purchased Securities, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements, will not (i) violate or conflict with any provision of the Company’s articles of incorporation or bylaws, each as currently in effect, (ii) violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, accelerate the maturity or performance of, or payment under, any material contract or other agreement to which the Company or any of its subsidiaries is a party or by or to which the Company, any of its subsidiaries or any of their respective assets or properties may be bound or subject, (iii) result in the imposition or creation of any lien or encumbrance upon any assets or properties owned or used by the Company or any of its subsidiaries or (iv) violate or conflict with any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties of the Company are bound.

(h) None of the SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.

(i) There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the SEC Documents) that has not been disclosed in writing to the Purchasers (which disclosure may have been made subject to the Purchasers’ execution of a written confidentiality agreement) that (i) would reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to any of the Transaction Agreements, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Purchasers in the Transaction Agreements.

(j) Except as reflected or reserved against in the most recent audited balance sheet of the Company included in the SEC Documents (the “Most Recent Balance Sheet”), the Company has no liabilities or obligations of any nature whatsoever (whether absolute, accrued, known or unknown, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business since the date of the Most Recent Balance Sheet.  No event or circumstances has occurred or exists with respect to the Company, any of its subsidiaries or their respective properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires the filing of a Current Report on Form 8-K or any other public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

(k) The Company has furnished or made available to the Purchasers true and correct copies of all registration statements, reports and documents, including proxy statements (other than preliminary proxy statements), filed with the Securities and Exchange Commission (the “SEC”) by or with respect to the Company since December 31, 2009 and prior to the date of this Agreement, pursuant to the Securities Act or the Exchange Act (collectively, the “SEC Documents”).  The SEC Documents are the only filings made by the Company since December 31, 2009 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act or pursuant to the Securities Act.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act since December 31, 2009 and prior to the date of this Agreement.  The Company meets the “Registrant Requirement” for eligibility to use Form S-3 under the Securities Act in order to register the Company’s Common Stock for resales.

(l) The Company has not provided to the Purchasers any information which according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company but which has not been so disclosed.  As of their respective dates, the SEC Documents complied, and all similar documents filed with the SEC prior to the Closing Date complied, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and no document similar to the SEC Documents filed by the Company with the SEC prior to the Closing Date contained, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents (or incorporated therein by reference), as of the dates thereof, complied, and all similar documents filed with the SEC prior to the Closing Date will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and other applicable rules and regulations with respect thereto.  Such financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements as permitted by Form 10-Q of the SEC) and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

(m) The net proceeds of the sale of the Purchased Securities shall be used by the Company solely for working capital and general corporate purposes.

(n) Since the date of the Most Recent Balance Sheet, the Company has not suffered any material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole or experienced any event or condition that would reasonably be expected to result in a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

(o) The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and its subsidiaries and designed such disclosure controls and procedures to ensure that material information relating to the Company and its subsidiaries is made known to the certifying officers by others within those entities.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.  The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

(p) Neither the Company nor any Person acting on its or its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Purchased Securities.

(q) The Company represents and warrants that (other than Maxim Group LLC and Equity Source Partners), it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement and the other Transaction Agreements.

(r) Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3, neither the Company nor any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Purchased Securities as contemplated hereby or (ii) cause the offering of the Purchased Securities pursuant to the Transaction Agreements to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any trading market on which any of the securities of the Company are listed or designated.

(s) The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received written notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market.  As of the date hereof, the Company is in compliance in all material respects with the requirements for continued trading of the Common Stock on the OTC Bulletin Board.

3.	Representations and Warranties of the Purchasers. Each Purchaser hereby severally and not jointly represents and warrants to the Company as to itself only that:

(a) Such Purchaser is:  a bona fide resident of the state contained in the address set forth on the signature page as such Purchaser’s address; at least 21 years of age; and legally competent to execute this Agreement.  This Agreement has been duly executed and delivered by such Purchaser and, assuming the authorization, execution and delivery of this Agreement by each other party hereto, constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or laws of general applicability affecting creditors’ rights generally and to general equitable principles.

(b) The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on such Purchaser.

(c) Such Purchaser has such knowledge and prior substantial investment experience in financial and business matters, including investment in non-listed and non-registered securities, and has had the opportunity to review the SEC Documents and evaluated and understands the merits and risks of investment in the Company and the Purchased Securities.

(d) Such Purchaser acknowledges that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (i) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company or the Purchased Securities, (ii) such Purchaser may not be able to liquidate his investment; (iii) transferability of the Securities is extremely limited; (iv) in the event of a disposition of the Purchased Securities, such Purchaser could sustain the loss of its entire investment and (v) the

 Company has not paid any dividends on the Common Stock since inception and does not anticipate the payment of dividends on the Common Stock in the foreseeable future.

(e) Such Purchaser represents that she or it is able (i) to bear the economic risk of this investment, (ii) to hold the Purchased Securities for an indefinite period of time, and (iii) presently to afford a complete loss of her investment; and represents that she has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect such Purchaser’s ability to provide for her or its current needs and possible financial contingencies, and that her commitment to all speculative investments is reasonable in relation to her net worth and annual income.

(f) Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  Specifically, the undersigned is (check appropriate item(s)):

_____(i)
A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Exchange Act; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____(ii)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

_____(iii)	An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

_____(iv)	A director or executive officer of the Company.

_____(v)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000.

_____(vi)
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_____(vii)
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

_____(viii)
An entity in which all of the equity owners are accredited investors.  (If this alternative is checked, the undersigned must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

(g) Such Purchaser and her or its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Shares which have been requested by such Purchaser.  Such Purchaser and her advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to any such inquiries.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or her representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the materials furnished to her and the Company’s representations and warranties contained in the Transaction Agreements.

(h) Such Purchaser is not subscribing for the Purchased Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of the Company with which such Purchaser had a pre-existing relationship in connection with investments in securities generally.

(i) Such Purchaser is acquiring the Purchased Securities solely for such Purchaser’s own account for investment and not with a view to or for sale in connection with a distribution of any of the Securities.

(j) Such Purchaser does not have a present intention to sell any of the Purchased Securities, nor a present arrangement or intention to effect any distribution of any of the Purchased Securities to or through any person or entity for purposes of selling, offering, distributing or otherwise disposing of any of the Purchased Securities.

(k) Such Purchaser may be required to bear the economic risk of the investment indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available. Any resale of any of the Securities can be made only pursuant to (i) a registration statement under the Securities Act which is effective and current at the time of sale or (ii) a specific exemption from the registration requirements of the Securities Act.  In claiming any such exemption, such Purchaser will, prior to any offer or sale or distribution of any Securities advise the Company and, if requested, provide the Company with a favorable written opinion of counsel, in form and substance reasonably satisfactory to counsel to the Company, as to the applicability of such exemption to the proposed sale or distribution.

(l) Such Purchaser understands that the exemption afforded by Rule 144 promulgated by the SEC under the Securities Act (“Rule 144”) will not become available with respect to any Purchased Securities for at least six months from the date of payment for such Securities and any sales in reliance on Rule 144, if then available, can be made only in accordance with the terms and conditions of that rule, including, among other things, a requirement that the Company then be subject to, and current, in its periodic filing requirements under the Exchange Act, and, among other things, a limitation on the amount of shares of Common Stock that may be sold in specified time periods and the manner in which the sale can be made; and that, in case Rule 144 is not applicable to a disposition of the Purchased Securities, compliance with the registration provisions of the Securities Act or some other exemption from such registration provisions will be required.

(m) Such Purchaser acknowledges that at such time, if ever, as any of the Purchased Securities are registered, sales of such Purchased Securities will be subject to applicable non-United States and state securities laws.

(n) Such Purchaser represents and warrants that she has not engaged, consented to nor authorized any broker, finder or intermediary to act on her behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement and the other Transaction Agreements.

(o) Such Purchaser understands that the legends set forth in Section 1 shall be placed on the certificates evidencing the Purchased Securities to the effect that the Purchased Securities have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books.  Stop transfer instructions may be placed with the transfer agent of the Purchased Securities.

(p) Such Purchaser understands that the Purchased Securities are being offered and sold to the undersigned in reliance on specific exemptions from the registration requirements of United States Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth herein in order to determine the applicability of such exemptions and the suitability of the undersigned to acquire the Purchased Securities.

4.	Covenants of the Company. The Company hereby further represents to or covenants and agrees with each Purchaser as follows:

(a) The Company covenants and agrees that all shares of Common Stock that may be issued upon the conversion of the Series C Preferred Stock and exercise of the Warrants will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the period that the Purchased Securities may be exercised or converted (the “Conversion Period”), have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the conversion of the Series C Preferred Stock and the exercise of the Warrants.  If at any time during the Conversion Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise or conversion of the Purchased Securities, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(b) Except and to the extent as expressly waived or consented to by the Purchasers in writing, the Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Purchased Securities and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Purchasers against impairment.

(c) (i)           On the date hereof, the Company shall enter into the Registration Rights Agreement with the Purchasers.  The Company agrees to file a registration statement on Form S-3 or other comparable form, or to file a post-effective amendment to its recently filed Form S-3 (the “Registration Statement”), with the SEC no later than 60 days from the date hereof (the “Filing Date”).  The Registration Statement shall register the greatest amount of shares of the Company’s Common Stock issuable upon (A) conversion of the Series C Preferred Stock, and (B) exercise of the Warrants (the “Shares”) as deemed allowable by the SEC.  The Company agrees to use its best efforts to have the Registration Statement declared effective as soon as practicable and no later than 120 days following the date hereof (the “Effectiveness Date”) and shall use its best efforts to keep the Registration Statement effective until the Shares are sold.  Each Purchaser agrees to execute and/or deliver such documents in connection with such registration as the Company may reasonably request.

(ii) If for any reason the SEC does not permit all of the Shares to be included in the Registration Statement initially filed pursuant to Section 4(c)(i), then the Company shall prepare and file as soon as possible after the date on which the SEC shall indicate as being the first date or time that such filing may be made (the “Subsequent Filing Date”) an additional Registration Statement covering the resale of all Shares not already covered by an existing and effective Registration Statement.  The Company shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the date that is 60 days following the Subsequent Filing Date (the “Subsequent Effectiveness Date”), and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until such Shares are sold.

(iii) If a Registration Statement is not (x) filed with the SEC on or before the Filing Date or the Subsequent Filing Date, as applicable, or (y) declared effective by the SEC on or before the Effectiveness Date or the Subsequent Effectiveness Date, as applicable (each such event referred to in foregoing clauses (x) and (y), a “Registration Default”), then in such event as partial relief for the damages to the Purchasers by reason of any such delay in or reduction of her ability to sell the Shares and not as a penalty (which remedy shall not be exclusive of any other remedies available at law or equity), the Company hereby agrees to promptly pay to the Purchasers an amount in cash equal to 1.0% of the aggregate Purchase Price of such Shares for each 30-day period (prorated for periods of less than 30 days) following the Registration Default during which such Registration Default remains uncured; provided, however, that the payments described in this sentence shall not exceed an amount equal to 10.0% of the aggregate Purchase Price of such Shares.  The Company shall not file any registration statement (other than in connection with shares offered to employees on Form S-8), until the Registration Statement or Registration Statements covering the resale of all the Shares are effective.

(d) In order to enable the Purchasers to sell the Purchased Securities under Rule 144 of the Securities Act, commencing on the date hereof and ending at such time as the Purchasers can freely sell all of the Common Stock issuable upon exercise or conversion of the Purchased Securities without restriction under the Securities Act, the Company shall use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  During such period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Purchased Securities under Rule 144.

(e) The Company agrees to timely file a Form D with respect to the Purchased Securities as required under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing.  The Company shall make all filings and reports relating to the offer and sale of the Purchased Securities required under applicable securities or “Blue Sky” laws of the states of the United States promptly following the Closing Date.

(f) The Company shall not, and shall cause its Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Purchased Securities in a manner that would require the registration under the Securities Act of the sale of the Purchased Securities to the Purchasers.

(g) By 9:00 a.m., New York City time, on the business day immediately following the execution of this Agreement, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby.  On or before 5:30 p.m., New York City time, on the fourth business day following the execution of this Agreement (or such earlier time as required by law), the Company will file a Current Report on Form 8-K with the SEC describing the terms of the Transaction Agreements (and including as exhibits to such Current Report on Form 8-K the material Transaction Agreements (including, without limitation, this Agreement, the forms of Warrant and the Registration Rights Agreement)).

(h) In addition to the indemnity provided in the Registration Rights Agreement, the Company agrees to, jointly and severally, indemnify, defend and hold each Purchaser and all of her or its employees, trustees, agents, representatives and Affiliates (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including, without limitation, all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Agreements, or (ii) any action instituted against a Purchaser Party, or any of their respective Affiliates, by any Person who is not an Affiliate of such Purchaser Party, with respect to any of transactions contemplated by the Transaction Agreements (unless such action is based upon any conduct by such Purchaser Party that constitutes fraud, gross negligence or willful misconduct).   To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 4(h) may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by the Purchaser Parties.

(i) Unless otherwise approved in writing by the Purchasers, the Company shall not use any proceeds from the sale of the Purchased Securities hereunder other than for working capital or general corporate purposes.

(j) (i)           From and after the Closing Date, so long as any shares of Series C Preferred Stock are outstanding, the holders of a majority of the Series C Preferred Stock, voting together as a single class, shall have the right to elect four members (the “Series C Board Members”) of the Company’s board of directors (the “Board”); provided, that each Series C Board Member shall require the consent of the Chief Executive Officer of the Company, such consent not to be unreasonably conditioned, withheld or delayed.

(ii) The Company shall provide the Series C Board Members with all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to the other members of the Board and committees thereof in their capacity as such.  At least one Series C Board Member shall be a member of each committee of the Board, subject to applicable law and the rules and regulations of the SEC and the principal trading market on which the Company’s capital stock is traded.

(iii) The Company shall reimburse each Series C Board Member for his or her out-of-pocket expenses incurred in connection with his or her participation as a member of the Board, in a manner consistent with the Company’s policies for reimbursing such expenses of the members of the Board.  In addition, the Company shall pay to each Series C Board Member, in his or her capacity as a non-employee member of the Board, the same compensation as to which all non-employee members of the Board are entitled, in their capacity as such, subject to compliance with applicable law.  The Company shall indemnify each Series C Board Member to the same extent it indemnifies its other directors pursuant to its organizational documents and applicable law.

(iv) From and after the Closing Date, so long as any shares of Series C Preferred Stock are outstanding, the holders of a majority of the Series C Preferred Stock, voting together as a single class, shall have the right to appoint a representative (a “Board Representative”) to attend each meeting of the Board as a non-voting observer, whether such meeting is conducted in person or by teleconference.  A Board Representative shall have the right to present matters for consideration by the Board and to speak on matters presented by others at such meetings of the Board.  The Company shall cause the Board Representative to be provided with all communications and materials that are provided by the Company or its advisors to the members of the Board generally, at the same time and in the same manner that such communications and materials are provided to such members, including all notices, board packages, reports, presentations, minutes and consents.

5.
Closing Date.  The Closing Date shall occur on the date this Subscription Agreement is executed, after each of the conditions contemplated by Sections 6 and 7 shall have either been satisfied or been waived by the party in whose favor such conditions run.

6.
Conditions to the Company’s Obligation to Sell.  Each Purchaser understands that the Company’s obligation to sell the Purchased Securities to such Purchaser pursuant to this Agreement on the Closing Date is conditioned upon:

(a) Delivery by such Purchaser to the Company of immediately available funds as payment in full of an amount equal to the Purchase Price for the Purchased Securities in accordance with this Agreement;

(b) The accuracy in all material respects on the Closing Date of the representations and warranties of such Purchaser contained in this Agreement, each as if made on such date, and the performance by such Purchaser on or before such date of all covenants and agreements of such Purchaser required to be performed on or before such date;

(c) There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

(d) No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any court or regulatory authority, domestic or foreign, shall have been instituted or threatened in writing by any governmental or regulatory authority, domestic or foreign, or by any other Person (other than the Company or any of its Affiliates), which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement and which, in any such case, in the opinion of counsel to the Company, has a reasonable likelihood of success.

7.	Conditions to each Purchaser’s Obligations to Purchase. The Company understands that each Purchaser’s obligation to purchase the Purchased Securities on the Closing Date is conditioned upon:

(a) The execution and delivery of this Agreement and the other Transaction Agreements by the Company;

(b) Delivery by the Company to such Purchaser of the Certificate and the Warrants in accordance with this Agreement;

(c) The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

(d) There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval that shall not have been obtained;

(e) From and after the date hereof to and including the Closing Date, trading in securities generally on the OTC Bulletin Board shall not have been suspended or limited; and

(f) No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any court or regulatory authority, domestic or foreign, shall have been instituted or threatened in writing by any governmental or regulatory authority, domestic or foreign, or by any other Person (other than such Purchaser or any of such Purchaser’s Affiliates), which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement and which, in any such case, in the opinion of counsel to such Purchaser, has a reasonable likelihood of success.

8.
Notices.  All notices, requests, consents and other communications hereunder (each, a “Notice”) to any party shall be in writing and shall be delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 8) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

COMPANY:	Premier Alliance Group, Inc. 4521 Sharon Road, suite 300 Charlotte, NC 28211 Mark Elliott, President Telephone No.: 704-521-8077 Facsimile No.: 704-521-8078
with a copy to:
Law Offices of Michael H. Freedman, PLLC 394 White Birch Lane Jericho, New York 11753 Attn: Michael H. Freedman, Esq. Telephone No.: (516) 767-1697 Facsimile No.: (877) 315-1908
PURCHASERS:	At the address set forth on the signature page of this Agreement.
with a copy to:
Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299 Attn: Ori Solomon, Esq. Telephone No.: (212) 969-3624 Facsimile No.: (212) 969-2900
All such Notices shall only be duly given and effective upon receipt (or refusal of receipt).

9.	Governing Law: Miscellaneous.

(a) This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles of conflict of laws of such state which would result in the application of the laws of any other jurisdiction.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Purchasers for any reasonable legal fees and disbursements incurred by the Purchasers in enforcement of or protection of any of its rights under any of the Transaction Agreements.

(b) No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

(c) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(d) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(e) This Agreement may be signed (including by facsimile transmission) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) The headings of this Agreement are for convenience of reference only and shall not form part of, or affect or alter the meaning or interpretation of any provisions hereof.

(g) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(h) This Agreement may be amended only by an instrument in writing signed by each of the parties hereto.

(i) Except for the other Transaction Agreements, this Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

10.
Survival of Representations and Warranties. The Company’s and the Purchasers’ representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificate and the Warrants and the payment of the Purchase Price, and shall inure to the benefit of the Purchasers and the Company and their respective successors and assigns.

[Signature page follows immediately]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

PREMIER ALLIANCE GROUP, INC.                                                                          PURCHASER

River Charitable Remainder Unitrust

f/b/o Isaac Blech

By:
Mark Elliott, President                                                                   Isaac Blech, Trustee

Address:               75 Rockefeller Plaza, 29th Floor
New York, NY  10019

Miriam Blech

Address:               75 Rockefeller Plaza, 29th Floor
New York, NY  10019

Schedule 1

Purchased Securities

	Shares of Series C Preferred Stock	Warrants

River Charitable Remainder Unitrust f/b/o Isaac Blech	952,381	2,857,142
Miriam Blech	1,428,571	4,285,714

Exhibit A

Certificate of Designation